                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of Western Water Company:

We consent to the use of our report incorporated herein by reference and to the reference of our firm under the heading "Experts" in the Prospectus.


Harlan & Boettger



San Diego, California
June 24, 1997